                                                                     Exhibit 4.4



NO. W-_____________                                            _______ WARRANTS


                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

                        MARCUM NATURAL GAS SERVICES, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


          VOID (UNLESS EXTENDED) AFTER 5:00 P.M., DENVER, COLORADO TIME,
                            ON _______________, 2003


THIS CERTIFIES THAT, for value received,

or registered assigns (the "Registered Holder"), is the owner of the number of Common Stock Purchase Warrants (the "Warrants") set forth above. Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, par value $.01 per share (the "Common Stock"), of Marcum Natural Gas Services, Inc., a Delaware corporation (the "Company"), at any time prior to at 5:00 p.m., Denver, Colorado time, on ___________, 2003, upon the presentation and surrender of this Warrant Certificate with the Election to Purchase Form on the reverse hereof duly executed, at the corporate office of American Securities Transfer & Trust, Inc. as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.00 per Warrant, subject to adjustment (the "Warrant Price"), and any and all applicable taxes due in connection with the exercise of the Warrant, in lawful money of the United States of America in cash or by official bank or certified check made payable to the Warrant Agent for the account of the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agency Agreement (the "Warrant Agreement"), dated as of __________, 1998, by and between the Company and the Warrant Agent. Reference is hereby made to the Warrant Agreement for a more complete statement of the rights and limitations of rights of the Registered Holders hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company thereunder. Copies of the Warrant Agreement are on file at the office of the Warrant Agent.

         In the event of certain contingencies provided for in the Warrant Agreement, the Warrant Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

                                                                     Exhibit 4.4





         The term "Expiration Date" shall mean 5:00 p.m., Denver, Colorado time, on ____________, 2003. If such date shall in the State of Colorado be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 p.m., Denver, Colorado time, on the net day which in the State of Colorado is not a holiday or a day on which banks are authorized to close.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any tax or other charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Common Stock or other securities purchasable upon the exercise of this Warrant Certificate are closed for any purpose, the Warrant Agent shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of such transfer books.

         The Company shall not be obligated to deliver any securities pursuant to the exercise or sale of this Warrant Certificate unless a registration statement under the Securities Act of 1933, as amended, is effective with respect to such securities. The Company has filed a registration statement with the Securities and Exchange Commission and has agreed that it will use its best efforts to keep such registration statement effective while any of the Warrants are outstanding. No Warrant represented hereby shall be exercised or sold by a Registered Holder in any state or other jurisdiction where such exercise would be unlawful.

         Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, in whole or in part, at a redemption price of $.01 per Warrant, at any time, provided that the average closing sale price for the Company's Common Stock, as reported by the Nasdaq National Market (or, if not listed as the Nasdaq National Market, as reported by the principal stock market, stock exchange or recognized quotation system on which the Common Stock is listed, traded or quoted), shall have, for 20 consecutive trading days ending within 30 days prior to the date on which the Notice of Redemption (as defined below) is given, equaled or exceeded $7.50 per share of the Company's Common Stock (subject to adjustment in the event of any stock splits or other similar events) and notice of redemption (the "Notice of Redemption") shall be given not less than 30 days before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $.01 per Warrant upon surrender of this Certificate.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         Prior to due presentment for registration of transfer of this Warrant Certificate, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent), for all purposes and shall not be affected by any notice to the contrary.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws principles.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized, and a facsimile of its corporate seal to be imprinted hereon.

Dated: _______________________, 1998

                                       MARCUM NATURAL GAS SERVICES, INC.


                                       By:
                                          ----------------------------------
                                           W. Phillip Marcum, President


                                       ATTEST:


                                       By:
                                          ----------------------------------
                                           Gary J. Zuiderveen, Secretary

  COUNTERSIGNED:

  AMERICAN SECURITIES TRANSFER & TRUST, INC.
  as Warrant Agent


  By:
     --------------------------------
         Authorized Officer

                        MARCUM NATURAL GAS SERVICES, INC.

                     TRANSFER FEE $________ PER CERTIFICATE

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM  - as tenants in common                  UNIF GIFT MIN ACT.     Custodian
         TEN ENT  - as tenants by the entireties                                 (Cust)   (Minor)
         JT TEN   - as joint tenants with right of                               Under Uniform  Gifts  to Minors Act
                    survivorship and not as tenants in
                    common                                                  ___________________________
                                                                                      (State)
         Additional abbreviations may also be used though not in the above list.


                            ELECTION TO PURCHASE FORM
               (To be Executed by the Holder In Order to Exercise
             Warrants Represented by the Within Warrant Certificate)

To:  MARCUM NATURAL GAS SERVICES, INC.

                  The undersigned Registered Holder hereby irrevocably elects to exercise _____________ Warrants, represented by the within Warrant Certificate, and to purchase the securities issuable upon exercise of such Warrants, and requests that certificates for such securities be issued in the name of:

                                              PLEASE INSERT SOCIAL SECURITY
                                              OR TAX IDENTIFICATION NUMBER


-------------------------------               ------------------------------
(Please print name and address)


-------------------------------

-------------------------------

-------------------------------


and, if such number of Warrants shall not be all the Warrants represented by the within Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to the Registered Holder at:


-------------------------------               ------------------------------
                                              (Please print)


-------------------------------               ------------------------------

Dated:                                        Signature X
      -------------------------                          -------------------

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alternation or enlargement or any change whatsoever, of if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereto must be guaranteed.

Signature Guaranteed:
                     ---------------------------------------

                                   ASSIGNMENT
              (To Be Executed by the Registered Holder In Order to
          Assign Warrants Evidenced by the Within Warrant Certificate)

     FOR VALUE RECEIVED, ________ hereby sells, assigns and transfers unto____________________________
            (Name)

____________________________ Warrants represented by the within Warrant (Number of Warrants)

Certificate, and does hereby irrevocably constitute and appoint _______________

____________________________ attorney to transfer the Warrants  evidenced by the within Warrant Certificate on the books of the Company, with full power of substitution.


Dated: _______________________________   Signature X __________________________


NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alternation or enlargement or any change whatsoever.


Signature Guaranteed ____________________________________


SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, MIDWEST STOCK EXCHANGE OR BOSTON STOCK EXCHANGE.